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                                                                   EXHIBIT 11.01


                              OCULAR SCIENCES, INC.

   STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE (BASIC AND DILUTED)



                                                                  Three Months Ended
                                                                       March 31,
                                                                1998               1997
                                                            -----------        -----------
Net income per share (basic):

    Net income                                              $ 5,844,000        $ 1,802,000
                                                            ===========        ===========

    Weighted average common shares outstanding               21,919,973         16,558,210
                                                            ===========        ===========

    Net income per share (basic)                            $      0.27        $      0.11
                                                            ===========        ===========

Net income per share (diluted):

    Net income (diluted)                                    $ 5,844,000        $ 1,822,000
                                                            ===========        ===========

    Weighted average common shares outstanding               21,919,973         16,558,210

    Weighted average shares of stock options
        under the treasury stock method                       1,268,723          2,779,392

    Weighted average shares issuable upon conversion
        of the Series A Preferred Stock                               0            236,336
                                                            -----------        -----------

    Weighted average common and dilutive
        potential common shares outstanding                  23,188,696         19,573,938
                                                            ===========        ===========

    Net income per share (diluted)                          $      0.25        $      0.09
                                                            ===========        ===========
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